                                                                    EXHIBIT 99.3

                             CO-PROMOTION AGREEMENT
                             ----------------------

     This Co-Promotion Agreement ("Agreement") is entered into as of the 21st day of June, 1999 between ALZA Corporation ("ALZA") and Abbott Laboratories Inc. ("ABBOTT").

     WHEREAS, ALZA markets Ditropan XL(R), a proprietary controlled release urinary incontinence product; and

     WHEREAS, ABBOTT desires to co-promote Ditropan XL(R) with ALZA in the United States, in accordance with the terms and conditions of this Agreement.

     NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

     1.  Definitions.  For purposes of this Agreement, the following definitions
         -----------
shall be applicable:

          1.1 "Contract Month" means a full calendar month (except that the first Contract Month shall start on the Effective Date and end on the last day of such calendar month).

          1.2 "Effective Date" shall mean that date which is thirty (30) days after the date of termination of the Agreement and Plan of Merger between ALZA, ABBOTT and AC MERGER SUB INC.

          1.3 "Net Sales" means gross sales of the Product (as set forth on the invoice for such Product) in the United States for use in the United States in a given Sales Quarter by ALZA and any ALZA affiliate, to unrelated third parties, in arm's length transactions, including but not limited to, pharmaceutical wholesalers, pharmacies, hospitals, or dispensing physicians, less any of the following charges or expenses that are incurred in connection with gross sales of the Product during the Term:

          (i) discounts, including cash discounts, customary trade allowances or rebates actually taken or allowed, governmental rebates, charge-backs, and group purchasing management fees for formulary access;

          (ii) credits or allowances given or made for rejection, recall or return (including return reserves) of previously sold Product actually taken or allowed;

          (iii) any tax or governmental charge (including any tax such as a value added or similar tax or government charge) to the extent it appears on Product invoices (other than an income tax levied on the sale, transportation or delivery of Product); and

          (iv) freight, insurance and duties on shipments of Product.

     The parties agree that the only discounts, allowances or rebates permitted to be charged against "Net Sales" hereunder shall be those that are extended by ALZA in good faith and consistent with discounts, allowances or rebates extended by ALZA on other ALZA products in the ordinary course of business.

          1.4 "Product" means Ditropan XL(R), a proprietary controlled release urinary incontinence product currently marketed by ALZA in the United States.

          1.5 "Representative" means a sales employee of ALZA or ABBOTT, as the case may be, trained to make Sales Calls to the Target Audience.

          1.6 "Sales Call" means a presentation to a member of the Target Audience by a Representative during which such Representative promotes the Product. "Sales Call" may also refer to a presentation to a member of the Target Audience by a sales employee of Innovex, Inc. ("Innovex") or UCB Pharma, Inc. ("UCB") in accordance with the terms of ALZA's agreements with Innovex and UCB, respectively, during which such sales employee promotes the Product.

          1.7 "Sales Quarter" shall mean a period of three (3) consecutive Contract Months, except that the first Sales Quarter shall mean the period from the launch of ABBOTT Sales Calls through the end of the calendar month and the following three (3) Contract Months.

          1.8 "Target Audience" means general practitioners, urologists and other medical personnel in a position to prescribe the Product.

          1.9 "Term" means the period commencing on the Effective Date and ending on June 30, 2004.

     2.   Co-promotion Activities
          -----------------------

          2.1  Appointment and Acceptance.  ALZA hereby appoints ABBOTT, and
               --------------------------
ABBOTT hereby accepts appointment, as a co-promoter of Product in the United States in accordance with the terms and conditions of this Agreement. In the event that ALZA desires to add additional Sales Calls to its marketing effort through a co-promotion arrangement with a third party, ALZA agrees that ABBOTT shall have a right of first negotiation to perform such Sales Calls, and the parties agree to negotiate in good faith the terms for ABBOTT performing such additional Sales Calls. If the parties are unable to agree on such terms, ALZA agrees that it shall not offer more favorable terms to a third party without first re-offering the additional Sales Calls to ABBOTT on such more favorable terms.

          2.2  Scope of Co-Promotion.  Abbott Representatives shall perform
               ---------------------
Sales Calls on the Target Audience as follows:

               (a) ABBOTT Representatives shall perform a minimum of forty five thousand (45,000) Sales Calls per Sales Quarter (except for the first Sales Quarter in which ABBOTT Representatives shall perform an appropriate number of Sales Calls as determined by ABBOTT for the first Contract Month and forty five thousand (45,000) Sales Calls for the following three (3) Contract Months). In the event ABBOTT fails to perform such required minimum Sales Calls in a given Sales Quarter by a variance of minus ten percent (10%) or less, ABBOTT shall be entitled to make up such variance by performing all of such variance in the subsequent Sales Quarter, in which case ABBOTT shall be compensated for such variance in accordance with the procedure set forth in Section 3(a).
                   ------------

               (b) All Sales Calls by ABBOTT Representatives shall be performed in the first position.

               (c) ABBOTT Representatives shall deliver promotional materials supplied by ALZA pursuant to Section 2.7 to the Target Audience.
                                       -----------
          ABBOTT shall not distribute any other Product promotional materials.

               (d) ABBOTT Representatives shall perform Sales Calls in accordance with approved labeling and all applicable laws and regulations, including but not limited to the Food, Drug and Cosmetics Act of 1938, as amended, and the Prescription Drug Marketing Act of 1987, as amended.

          2.3  ALZA Sales Calls Efforts.  ALZA Representatives shall continue to
               ------------------------
     perform Sales Calls substantially in accordance with (or greater than) its current level of performance, which, when combined with the number of Sales Calls required of Innovex, is equal to fourteen thousand (14,000) Sales Calls per month.

          2.4  Sales Calls Tracking.  Each party shall keep track of the number
               --------------------
     and position of Sales Calls by its Representatives in accordance with its normal internal reporting procedures. From time to time upon the reasonable request of a party, the other party shall provide a report with respect to the number of Sales Calls performed by its Representatives during the preceding time period. In addition, from time to time, upon request by ABBOTT, ALZA shall provide a report with respect to the number of Sales Calls performance by Innovex and UCB, respectively. Each party shall have the right from time to time to accompany Representatives of the other party on Sales Calls or otherwise audit Sales Calls for compliance with this Agreement.

          2.5  Communication.  ABBOTT and ALZA shall meet at least once in each
               -------------
     Sales Quarter during the Term to review co-promotion effectiveness and to formulate and implement Sales Calls strategies and other aspects of the co-promotion. Each party will designate an individual responsible for overseeing that party=s day-to-day performance under this Agreement.
     ALZA=s initial designee is Mr. Jay Shepard and ABBOTT=s initial designee is Mr. Robert Altman. Either party may change its designate by written notice to the other.

          2.6  Training.  ALZA shall provide ABBOTT with Product training
               --------
     materials for all ABBOTT Representatives, at ALZA's expense. All other training expenses of ABBOTT Representatives shall be at the sole expense of ABBOTT.

          2.7  Promotional Materials; Samples.  ALZA shall provide to ABBOTT,
               ------------------------------
     without charge, currently available promotional materials specific to the Product, in sufficient quantities for ABBOTT to perform its obligations hereunder. ABBOTT shall use promotional materials for the Product supplied by ALZA or approved in writing by ALZA and the approved Product labeling and will not deviate from the text of such materials and/or labeling. In addition, ALZA shall supply ABBOTT, without charge, Product samples for distribution by the ABBOTT Representatives at a level of samples consistent with that supplied by ALZA to its own Representatives. ABBOTT shall cause its Representatives to comply with all federal, state and local laws, rules and regulations concerning the handling, distribution and tracking of samples, and ABBOTT shall maintain all required records to enable ALZA to account for and track such samples.

          2.8  Product Complaints.  ABBOTT shall give ALZA notice of any
               ------------------
     complaint or correspondence concerning the Product, including, but not limited to, any adverse drug experience associated with the Product, in accordance with the following procedure:

               (i) information concerning any adverse drug experience associated with a Product shall be reported to ALZA=s Director of Medical Safety by telefax within twenty-four (24) hours and by hard copy in writing three (3) days after initial receipt of such information;

               (ii) all Product complaints not covered by (i) above shall be reported in writing within twenty (20) calendar days following receipt of such complaint. Such reports shall contain (a) the date the report was received; (b) the name of the reporter; (c) the address and telephone number of the reporter; and (d) an indication of the adverse drug experience.

     3.  Compensation.
         ------------

               (a) For the period commencing on the Effective Date through the end of the Term, ALZA shall pay ABBOTT a commission equal to fifteen percent (15%) of Net Sales for each Sales Quarter in which ABBOTT makes at least forty five thousand (45,000) Sales Calls within forty-five (45) days after the end of each Sales Quarter. If the number of Sales Calls made by ABBOTT Representatives in a Sales Quarter are less than forty five thousand (45,000), then the commission percentage shall be reduced proportionately by multiplying fifteen percent (15%) times the quotient derived from the number of Sales Calls actually performed by ABBOTT Representatives divided by forty five thousand (45,000). For example, if in a given Sales Quarter ABBOTT performed only forty thousand (40,000) Sales Calls, ABBOTT's compensation would be 13.33% of Net Sales for such Sales Quarter (i.e., 15% times [40,000/45,000]). This product is subject to adjustment upward to fifteen percent (15%) if the variance is made up in the following Sales Quarter in accordance with Section 2.2(a), in
                                                            --------------
          which case ALZA shall compensate ABBOTT for the difference between fifteen percent (15%) of Net Sales less the amount paid to ABBOTT for the preceding Sales Quarter. ALZA shall make such additional payment to ABBOTT with the commission payment due ABBOTT for the subsequent Sales Quarter.

               (b) Within thirty (30) days after the end of each Sales Quarter, ALZA shall provide ABBOTT with a report showing: (i) gross sales of the Product in the U.S. for such Sales Quarter; (ii) a calculation demonstrating the adjustments to gross sales in order to arrive at Net Sales; and (iii) the calculation of the commission payable, including any adjustments to the commission payable.

               (c) If ABBOTT, in its reasonable judgment, determines that an audit of ALZA's relevant books and records is necessary to verify the information supplied by ALZA pursuant to Section 3(c), then ABBOTT's
                                                   ------------
          designee, under duty of confidentiality to ALZA and ABBOTT, and provided such designee is an independent certified public accountant, shall have the right, on fifteen (15) days advance written notice, at ABBOTT's expense, to perform an audit of the relevant books and records of ALZA not more than once in any twelve (12) month period to verify the information supplied by ALZA. If an audit reveals that there has been a variance of two percent (2%) or more in the determination of the applicable Net Sales, then the cost for such audit shall be paid by ALZA.

      4.  Terms of Sales and Market Support Responsibility.  All terms of sale
          ------------------------------------------------
for Product, including, without limitation, policies concerning pricing, credit terms, cash discounts and returns and allowances shall be set by ALZA. All sales of Product shall be recorded on the books of ALZA. ABBOTT is not authorized to negotiate pricing issues with regard to the Product or make any representations about such Product except as included in promotional materials provided hereunder and/or in the Product labeling.

      5.  Records.  Each party shall keep complete and accurate records as are
          -------
required to implement and administer this Agreement.

      6.  Term.  The Term shall commence on the Effective Date and terminate on
          ----
June 30, 2004, unless earlier terminated pursuant to Article 7.  The parties may
                                                     ---------
extend this Agreement for additional time periods as mutually agreed in writing.

      7.  Termination.
          -----------

          7.1  Termination.  This Agreement may be terminated at any time by
               -----------
     ABBOTT without cause upon six (6) month's prior written notice.

          7.2  Breach.  Either party may terminate this Agreement for material
               ------
     breach on thirty (30) days notice to the other party specifying the breach. If such breach is not cured within such thirty (30) day period, then this Agreement shall terminate at the end of such notice period.

          7.3  Termination by ALZA.  ALZA may terminate this Agreement on thirty
               -------------------
     (30) days notice to ABBOTT if ABBOTT fails to make at least thirty thousand (30,000) Sales Calls during any three (3) consecutive Contract Months.

          7.4  Effects of Termination.  Upon termination of this Agreement for
               ----------------------
     any reason, ABBOTT shall deliver to ALZA any and all of its inventory of Product samples and other promotional material relating to the Product. Expiration or termination of this Agreement shall not affect the remedies of the parties otherwise available at law or equity in relation to any rights accrued under this Agreement prior to expiration or termination.

     8.   Liability.
          ---------

          8.1  Indemnification by ALZA.  ALZA shall defend, indemnify and hold
               -----------------------
     harmless ABBOTT and its officers, directors, agents and employees (collectively, the "Abbott Indemnitees"), from and against any and all liability, loss, damages and expenses (including attorneys' fees) as a result of claims, demands, costs or judgements (collectively, the "Losses") arising out of or resulting from:

               (i) any negligent act or omission or willful misconduct of ALZA and its directors, officers or employees or Representatives with respect to the promotion of Product, including but not limited to product liability claims arising out of out-of-label promotions by ALZA, its directors, officers or employees or Representatives; or

               (ii) any violation of approved labeling or applicable statute or regulation with respect to the Product, or

               (iii) breach of this Agreement by ALZA, or

               (iv) the manufacturing, marketing, sale or use of the Product, including any Product liability claims and/or patent infringement claims, or

               (v) any claim, warranty or representation by ALZA, with respect to the Product, or

               (vi) any infringement claim related to Abbott's use of the ALZA name or logo of the ALZA trademarks in connection with the promotion or sale of the Product, provided ABBOTT's use is in compliance with the terms of this Agreement.

     Provided, however, that ALZA shall not be required to indemnify ABBOTT to the extent that such Losses arise out of or result from: (1) the negligence, recklessness or willful misconduct of the Abbott Indemnitees, including, but not limited to, out-of-label promotion of the Product; and or (2) any breach by ABBOTT of this Agreement. ABBOTT shall not be considered negligent for purposes of this Section or Section 8.2 if such claim arises with respect to the content of the promotional materials, Product labeling or other materials provided to ABBOTT by ALZA as long as ABBOTT has distributed or employed such promotional materials as directed herein.

     ALZA shall have the exclusive right to control the defense of any action which is to be indemnified in whole by ALZA hereunder, including the right to select counsel reasonably acceptable to ABBOTT to defend ABBOTT and to settle any claim, provided that, without the written consent of ABBOTT (which shall not be unreasonably withheld or delayed), ALZA shall not agree to settle any claim against ABBOTT. The provision of this Section shall survive and remain in full force and effect after termination, expiration or cancellation of this Agreement.

          8.2  Indemnification by ABBOTT.  ABBOTT shall defend, indemnify and
               -------------------------
     hold harmless ALZA and its officers, directors, agents and employees (collectively, the "ALZA Indemnitees"), from and against any and all liability, loss, damages and expenses (including attorneys' fees) as a result of claims, demands, costs or judgments (collectively, the "Losses") arising out of or resulting from:

               (i) any negligent act or omission or willful misconduct of ABBOTT with respect to the co-promotion of the Product, or

               (ii)  any breach of this Agreement by ABBOTT.

     Provided, however, that ABBOTT shall not be required to indemnify the ALZA Indemnitees to the extent that any Losses arise out of or result from: (1) the negligence, recklessness, or willful misconduct of any ALZA Indemnitee, including but not limited to, out-of-label promotion of the Product; and/or
     (2) any breach by ALZA of this Agreement.

     ABBOTT shall have the exclusive right to control the defense of any action which is to be indemnified in whole by ABBOTT hereunder, including the right to select counsel reasonably acceptable to ALZA to defend ALZA and to settle any claim, provided that, without the written consent of ALZA (which shall not be unreasonably withheld or delayed), ABBOTT shall not agree to settle any claim against ALZA. The provision of this Section shall survive and remain in full force and effect after termination, expiration or cancellation of this Agreement

          8.3  Indemnification Procedure.  If any claims are made against an
               -------------------------
     indemnified party as to which the indemnification provisions set forth in this Article 8 may apply, as soon as reasonably practicable, the indemnified party will inform the other party thereof and the indemnifying party and/or its insurers will assume the defense of any such claims. The indemnified party will cooperate in the disposition of any such matters. The indemnified party shall have the right to participate at its own expense in the defense of any such claim.

          8.4  Disclaimer of Consequential Damages.  IN NO EVENT SHALL EITHER
               -----------------------------------
     ABBOTT OR ALZA BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES ARISING UNDER OR AS A RESULT OF THIS AGREEMENT (OR THE TERMINATION HEREOF).

     9.  Relationship of the Parties.  Each party is performing hereunder as an
         ---------------------------
independent contractor of the other party and its employees and representatives are not eligible to participate in any benefits programs offered by the other party to its employees, or in any pension plans, profit sharing plans, insurance plans or any other employee benefits plans. Each party acknowledges and agrees that it shall be solely responsible for designing and administering any incentive program to its Representatives in respect to their activity promoting the Product; and for paying all salaries, wages, benefits and other compensation which its employees may be entitled to receive in connection with the performance of this Agreement. Except as specifically set forth herein, no employees or representatives of a party shall have any authority to bind or obligate the other party to this Agreement for any such or in any manner whatsoever, or to create or impose any contractual or other liability on the other party without such other party's authorized written approval. For all purposes and notwithstanding any provision of this Agreement to the contrary, the parties= legal relationship under this Agreement shall be that the parties are independent of each other and not that of partners or joint venturers. Neither party hereto is authorized to make any statements or representations on behalf of the other party or in any way obligate the other party, except as expressly authorized in writing by the other party.

     10.  Confidential Information.  Except as otherwise expressly provided
          ------------------------
under this Agreement, each party shall hold in confidence, and not use for any purpose other than performing it obligations under this Agreement, all confidential information concerning the other party, including, without limitation, the amount of net sales of the Product. "Confidential Information" shall not include information: (a) which is or becomes generally available to the public other than as a result of disclosure thereof by the receiving party;
(b) which is lawfully received by the receiving party on a nonconfidential basis from a third party that is not itself under any obligation of confidentiality or nondisclosure to the disclosing party or any other person with respect to such information; (c) which by written evidence can be shown by the receiving party to have been independently developed by or for the receiving party; or (d) which the receiving party establishes by competent proof was in its possession at the time of disclosure by the other party and was not acquired, directly or indirectly from the other party.

     11.  Right of First Negotiation.  ALZA hereby grants to ABBOTT and ABBOTT
          --------------------------
hereby accepts a first right of negotiation to obtain from ALZA co-promotion and/or license rights to OROS(R) Methylphenidate in the U.S. In the event ALZA elects to co-promote with and/or license rights to a third party with respect to OROS(R) Methylphenidate in the U.S., then prior to entering into such negotiations with a third party, ALZA shall prepare and submit to ABBOTT a data package which shall consist of at least the following information: stage of development, therapeutic category, targeted indications, mechanism of action, safety profile, and anticipated FDA submission date. If ABBOTT notifies ALZA within thirty (30) days of its receipt of the data package of its desire to pursue discussions to co-promote and/or license OROS 7 Methylphenidate in the U.S., then the parties shall, in good faith, proceed within three (3) months thereafter to negotiate the terms of a co-promotion and/or license agreement, as the case may be. ALZA shall not grant any third party any rights that conflict with ABBOTT's right of first negotiation unless ABBOTT has waived its right to exercise its right of first negotiation to co-promote and/or license with respect to OROS(R) Methylphenidate. If the parties are not able to agree on the terms of a co-promotion and/or license, as the case may be, after good faith negotiations, within three (3) months of ABBOTT's notice, then ALZA shall not offer co-promotion and/or license rights to any third party for OROS(R) Methylphenidate on economic terms and/or structure of the overall arrangement more favorable to such third party than those last offered to ABBOTT, without first re-offering such rights to ABBOTT on such terms in accordance with the procedures set forth in this Article 11, provided that in such case the period for ABBOTT to exercise
        ----------
its rights and negotiate a written agreement shall be thirty (30) days.

     12.  Miscellaneous.
          -------------

          12.1  Compliance with Law.  In performing the co-promotion activities
                -------------------
     contemplated by this Agreement, each party shall comply with all applicable federal and state laws and regulations (including without limitation the Prescription Drug Marketing Act and laws relating to Afraud and abuse@ in Medicare or Medicaid) and shall not be required to perform any service in respect to a Product if in doing so it might violate any such law or regulation.

          12.2  Amendment.  This Agreement may not be amended except in writing
                ---------
     signed by both parties.

          12.3  Governing Law.  This Agreement shall be governed and construed
                -------------
     in accordance with the laws of the state of New York as applied to residents of that state entering into agreements wholly to be performed in that state.

          12.4  Notices.  Notices required under this Agreement shall be in
                -------
     writing and sent by registered or certified mail, postage prepaid, or by telex or facsimile and confirmed by registered or certified mail and addressed as follows:


          If to ALZA:    ALZA Corporation
                         950 Page Mill Road
                         P.O. Box 10950
                         Palo Alto, CA 94303-0802
                         Attn: Senior Vice President and General Counsel
                         Fax:  (650) 496-8048

     If to ABBOTT:    Abbott Laboratories Inc.
                         100 Abbott Park Road
                         Bldg. AP6D, Dept. 364
                         Abbott Park, IL 60064-6049
                         Attn: Senior Vice President, Secretary
                               and General Counsel
                         Fax:  (847) 938-1206

     All notices shall be deemed to be effective five (5) days after the date of mailing or upon receipt if sent by telefax or facsimile (but only if followed by certified or registered confirmation). Either party may change the address at which notice is to be received by written notice pursuant to this Section 12.4.
          ------------

          12.5  Publicity.  ABBOTT and ALZA agree not to disclose any terms or
                ---------
     conditions of this Agreement to any third party or to make any public statement about this Agreement without the prior consent of the other party (which consent shall not be unreasonably withheld or delayed) except as is required by applicable law, rule or regulation.

          12.6  Severability.  If any provision of this Agreement is held by a
                ------------
     court of competent jurisdiction to be invalid or unenforceable, it shall be modified, if possible, to the minimum extent necessary to make it valid and enforceable or, if such modification is not possible, it shall be stricken and the remaining provisions shall remain in full force and effect, unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transactions contemplated herein to be impossible and provided that the performance required by this Agreement with such clause deleted remains substantially consistent with the intent of the parties.

          12.7  Headings.  The headings set forth at the beginning of the
                --------
     various sections of this Agreement are for reference and convenience and shall not affect the meanings of the provisions of this Agreement.

          12.8  Assignment.  This Agreement may not be assigned or otherwise
                ----------
     transferred by either party without the consent of the other party. Any purported assignment in violation of the proceeding sentences shall be void. Any permitted assignee shall assume all obligations of its assignor under this Agreement (provided that such assigning party shall remain primarily liable hereunder in the case of any assignment to an affiliate). Notwithstanding the foregoing, this Agreement shall be binding upon and inure to the benefit of any successor by merger to either of the parties, whether by purchase of a controlling interest of such party's stock, assets or otherwise.

          12.9  Survival.  The provisions of Sections 2.8, 3 (but only as to
                --------                     -------------------------------
     amounts accrued to the termination date), 7.4, 8, 10, 12.3, 12.4, 12.5,
     -----------------------------------------------------------------------
     12.8 and this Section 12.9 shall survive the expiration or termination of
     ----          ------------
     this Agreement.

          12.10  Entire Agreement.  This Agreement sets forth the entire
                 ----------------
     understanding between the parties hereto as to the subject matter hereof and supersedes all other documents, agreements, verbal consents, arrangements and understandings by or between the parties with respect to the subject matter hereof.

          12.12  Counterparts.  The Agreement may be executed simultaneously in
                 ------------
     any number of counterparts and may be executed by facsimile. All counterparts collectively constitute one and the same Agreement.


ABBOTT LABORATORIES INC.                    ALZA CORPORATION



By:    /s/ Miles D. White             By:    /s/ Ernest Mario
       _____________________                 _______________________

Title: Chairman & CEO                 Title: Chairman & CEO
       _____________________                 _______________________